SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☑	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Joint Additional Materials
☐	Soliciting Material Under Rule 14a-12

PIMCO Corporate & Income Opportunity Fund

PIMCO Dynamic Income Fund

PIMCO High Income Fund

PIMCO New York Municipal Income Fund II

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

[PIMCO CLOSED-END FUND]

Shareholder Name
Address 1
Address 2
Address 3

July 3, 2014

URGENT RESPONSE REQUESTED

Dear Shareholder:

The [NAME OF RELEVANT PIMCO CLOSED-END FUND] (the “Fund”) shareholder’s meeting was adjourned until July 10, 2014 because an insufficient number of shares were voted.

As one of the larger shareholders in the Fund, it is important that you vote your shares. This will also avoid further contact regarding this matter.

We are requesting you contact us by July 9, 2014 so your vote may be counted. This will only take a few moments and no confidential information is required.

Please contact us toll-free at 1-877-361-7967 between 9:00 a.m. and 10:00 p.m. Eastern time Monday through Friday. At the time of the call, please reference the ID Number found below.

Visit us.allianzgi.com/closedendfunds to view the proxy statement that describes the proposal and to learn more about why your vote is important. (Select your fund and view the proxy statement under the documents tab).

If you have already voted, thank you very much for your vote and please disregard this letter.

Thank you.

Sincerely,

Thomas J. Fuccillo
Secretary of the Fund	ID NUMBER: 1234567

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